================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MYERS INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box): ____________________________
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: _________

  (2) Aggregate number of securities to which transaction applies: ____________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________

  (4) Proposed maximum aggregate value of transaction: ________________________

  (5) Total fee paid: _________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: _________________________________________________

  (2) Form, Schedule or Registration Statement No.: ___________________________

  (3) Filing Party: ___________________________________________________________

  (4) Date Filed: _____________________________________________________________

================================================================================

LOGO

--------------------------------------------------------------------------------

1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                                                                  March 21, 1997

To Our Shareholders:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 24, 1997, at 9:00 A.M. at the Company's offices, 1293 South Main Street, Akron, Ohio 44301.

  In addition to the election of directors and the ratification of the appointment of the independent certified public accountants, a proposal to adopt the 1997 Incentive Stock Plan, and three proposals regarding defensive structuring measures for the Company, will be presented to the shareholders at the Annual Meeting. Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and for each of the proposals.

  We believe the proposals discussed in the Proxy Statement are very important to the Company and the shareholders. It is very important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. IN EITHER CASE, WE URGE YOU TO EXECUTE AND RETURN THE ENCLOSED FORM OF PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                                      SINCERELY,

                                      /s/ Stephen E. Myers
                                      STEPHEN E. MYERS
                                      President and Chief Executive Officer

LOGO
--------------------------------------------------------------------------------

1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                           TO BE HELD APRIL 24, 1997
--------------------------------------------------------------------------------

  The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation ("Myers" or "Company"), will be held at the Company's offices, 1293 South Main Street, Akron, Ohio 44301, on April 24, 1997, at 9:00 A.M. (local time), for the following purposes:

        1. To elect eight directors.

        2. To approve the Myers Industries, Inc. 1997 Incentive Stock Plan.

        3. To approve a proposal to amend Myers' Code of Regulations to: (i) provide for a classified board of directors; (ii) give the board of directors the authority to determine the number of directors; (iii) adopt a formal nomination procedure for the election of directors;
           (iv) provide that directors can only be removed for "cause" during their term; and (v) require a two-thirds vote of shareholders to change these amendments and the provision for calling a special meeting of the shareholders.

        4. To approve a proposal to amend Myers' Articles of Incorporation to require a vote by two-thirds of the shareholders to approve certain extraordinary corporate transactions, such as mergers, consolidations and majority share acquisitions, unless approved by the directors and then by a majority vote of the shareholders, and certain related amendments to the Articles of Incorporation.

        5. To approve a proposal to amend Myers' Code of Regulations to make the Ohio Control Share Acquisition Act inapplicable to Myers.

        6. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for 1997.

        7. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 14, 1997,as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.
                                      By Order of the Board of Directors,

                                      MILTON I. WISKIND
                                      Secretary
Akron, Ohio
March 21, 1997

         THE 1996 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                             MYERS INDUSTRIES, INC.
                               ------------------

                                PROXY STATEMENT
                               ------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on April 24, 1997, at 9:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary.

  The close of business on March 14, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date Myers had outstanding 16,862,355 shares of common stock, without par value ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section headed "Principal Shareholders" below.

  Under Ohio law, the Company's Amended and Restated Articles of Incorporation and its Code of Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive a plurality of votes will be elected as directors. An abstention from voting any share, or a broker non-vote with respect to the election of any nominee for director, will not affect the election of directors.

  Proposal Nos. 2 (1997 Stock Plan) and 6 (Ratification of Auditors) must be approved by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. An abstention from voting any share will have the practical effect of a vote against the proposals. A broker non-vote with respect to these proposals will not affect the proposals.

  Proposal Nos. 3 and 5 (Amendments to the Articles and Code) must be approved by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock which are outstanding and eligible to vote at the meeting. An abstention from voting any share, or a broker non-vote with respect to these proposals, will have the practical effect of a vote against the proposals.

  Proposal No. 4 (Super-majority Vote on Certain Corporate Transactions) must be approved by the affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock which are outstanding and eligible to vote at the meeting. An abstention from voting any share, or a broker non-vote with respect to this proposal, will have the practical effect of a vote against the proposal.

  A majority of the outstanding shares of Common Stock constitutes a quorum. Properly executed proxies that are marked "abstain," or are held in "street name" by brokers, and are not voted on one or more particular items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting.

  The mailing address of the principal executive offices of Myers is 1293 South Main Street, Akron, Ohio 44301. This Proxy Statement, together with the related proxy card and Myers' 1996 Annual Report to Shareholders, is being mailed to the shareholders of Myers on or about March 21, 1997.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Set forth below for each nominee for election as a director and for each director whose term shall continue after the Annual Meeting of Shareholders is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees, all of whom presently are directors of Myers. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, shall be elected. A majority of the outstanding shares of Common Stock constitutes a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                        PRINCIPAL OCCUPATION             SHARES       PERCENT
                                        FOR PAST FIVE YEARS            BENEFICIALLY      OF
        NAME            AGE            AND OTHER INFORMATION           OWNED(1,2)     CLASS(1)
---------------------  -----   --------------------------------------  ----------    ----------
Karl S. Hay             69     Member of the law firm of Brouse &      375,188(3,4)      2.2%
                               McDowell, Akron, Ohio. Served as
                               director since 1969.

Richard P. Johnston     66     Chairman of the Board of Merbanco,      2,993(4,10)
                               Inc., Jackson Hole, Wyoming; Director
                               of AGCO, Inc., Norcross, Georgia;
                               formerly served as Managing Director
                               of Hamilton Robinson & Company,
                               Incorporated, New York, New York from
                               1991 through 1993; formerly served as
                               President and Chief Executive Officer,
                               Buckhorn Inc. and Vice President of
                               the Company from 1987 until December,
                               1991. Served as a director since 1992.

                                        PRINCIPAL OCCUPATION             SHARES       PERCENT
                                        FOR PAST FIVE YEARS           BENEFICIALLY       OF
        NAME            AGE            AND OTHER INFORMATION           OWNED(1,2)     CLASS(1)
---------------------  -----   --------------------------------------  ----------    ----------

Stephen E. Myers        53     President and Chief Executive Officer   1,507,388(5,6,9)     8.9%
                               of the Company; Director of FirstMerit
                               Corporation, Akron, Ohio, a bank
                               holding company, and Director, Reko
                               International Group, Inc., a publicly
                               held manufacturer of tooling and
                               molds. Served as director since 1972.

Richard L. Osborne      59     Executive Dean, Weatherhead School of    5,706(4)
                               Management, Case Western Reserve
                               University, Cleveland, Ohio; Director
                               of Ohio Savings Financial Corporation,
                               Cleveland, Ohio, a savings and loan
                               holding company; Director of Capitol
                               American Financial Corp., Cleveland,
                               Ohio, an insurance holding company;
                               Director of Handex Corporation,
                               Morganville, New Jersey. Served as
                               director since 1978.

Jon H. Outcalt          60     Chairman of NCS HealthCare, Inc.,       9,784(4,7)
                               Beachwood, Ohio, a provider of
                               pharmacy services to long-term care
                               institutions; Chairman and Chief
                               Executive Officer of Aberdeen Group,
                               Inc., Beachwood, Ohio, an investment
                               holding company; Director of Ohio
                               Savings Financial Corporation,
                               Cleveland, Ohio, a savings and loan
                               holding company; Director of Capitol
                               American Financial Corp., Cleveland,
                               Ohio, an insurance holding company.
                               Served as director since 1984.

Samuel Salem            73     Formerly served as a Vice President of   7,969(4)
                               GenCorp, Inc., Akron, Ohio, a
                               technology-based company in aerospace,
                               automotive and related polymer
                               products; formerly served as President
                               of DiversiTech General, Inc., a
                               subsidiary of GenCorp, until 1988.
                               Served as director since 1989.

                                        PRINCIPAL OCCUPATION             SHARES       PERCENT
                                        FOR PAST FIVE YEARS           BENEFICIALLY      OF
        NAME            AGE            AND OTHER INFORMATION           OWNED(1,2)     CLASS(1)
---------------------  -----   --------------------------------------  ----------    ----------

Edwin P. Schrank        70     Formerly served as a Director of        22,272(4)
                               McNeil Corporation, Akron, Ohio, a
                               manufacturer of industrial equipment,
                               from 1969 until 1986; formerly served
                               as Chairman and President of McNeil
                               Akron, Inc., Akron, Ohio (and its
                               predecessor company), a manufacturer
                               of machinery; formerly affiliated with
                               Portage Machine Company, Akron, Ohio,
                               as General Manager; formerly performed
                               consulting services for Integrated
                               Corporation, Cleveland, Ohio. Served
                               as director since 1971.

Milton I. Wiskind       71     Senior Vice President and Secretary of  390,423(8)        2.3%
                               the Company. Served as director since
                               1972.

---------------

(1) Number of shares beneficially owned is reported as of February 1, 1997. Unless otherwise indicated, none of the directors beneficially owns one percent or more of the outstanding shares of Myers Common Stock.

(2) All directors and executive officers as a group (9 persons) beneficially owned 2,340,861 shares of Common Stock as of February 1, 1997. This represents approximately 13.9% of the outstanding shares of Common Stock as of that date.

(3) Includes 315,000 shares of Common Stock held by Karl S. Hay as trustee of a trust benefitting certain of the children of Louis S. Myers and 45,425 shares of Common Stock held as a trustee of a trust benefitting a grandchild of Louis S. Myers.

(4) Includes shares which the non-employee nominee or director has a right to acquire by exercising options granted under the 1992 Stock Option Plan.

(5) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 176,195 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 7.9% and 12.8%, respectively.

(6) Includes 76,576 shares of Common Stock held by Stephen E. Myers as trustee and/or custodian for certain grandchildren of Louis S. Myers, 2,358 shares of Common Stock owned by Stephen E. Myers' spouse (for which Mr. Myers disclaims beneficial ownership) and 5,455 shares of Common Stock issuable under stock options exercisable within 60 days.

(7) Includes 6,845 shares of Common Stock held by Federal Process Company of which Mr. Outcalt is Chairman and a director, and as such has the power to vote and invest such shares. Mr. Outcalt is a controlling shareholder of Federal Process Company.

(8) Includes 80,598 shares of Common Stock held by Mr. Wiskind's spouse, 83,593 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his children, 6,320 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his grandchildren, 87,500 shares of Common Stock held within the

    Milton Wiskind Family Limited Partnership and 4,780 shares of Common Stock issuable under stock options exercisable within 60 days.

(9) Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,600 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 8.8% and 13.8%, respectively.

(10) Richard P. Johnston serves as a trustee of the Johnston Family Charitable Remainder Trust which holds 1,000 shares of Common Stock.

  There are, and during the past five years there have been, no legal proceedings material to an evaluation of the ability of any director or executive officer of Myers to act in such capacity or concerning his integrity.

  In the event Proposal No. 3 is adopted providing for a classified board of directors, the nominees will be divided into three classes and serve for the term designated for each class, as follows:

Class I                         Class II                        Class III
Stephen E. Myers                Karl S. Hay                     Milton I. Wiskind
Edwin P. Schrank                Richard L. Osborne              Richard P. Johnston
                                Samuel Salem                    Jon H. Outcalt

  In the event Proposal No. 3 is not adopted by the shareholders, the directors elected at the meeting shall serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

COMMITTEES

  The Board of Directors of Myers has several committees and has appointed members to such committees since the 1996 Annual Meeting of Shareholders.

  The Audit Committee of the Board of Directors is composed of Karl S. Hay, Jon
H. Outcalt and Edwin P. Schrank. The functions of this Committee, which met twice in 1996, are to recommend engaging and/or discharging the independent auditor, directing and supervising special investigations, reviewing the results of the audit engagement and procedures for internal control, determining independence of the auditor and reviewing the Company's system of internal accounting controls.

  The Compensation Committee recommends to the Board of Directors plans, programs or benefits relating to executive and key personnel compensation, including incentive compensation, and approves salary adjustments and awards in those areas. The Committee recommends to the Board of Directors individuals who the Committee believes are "key employees" and deserving of grants of stock options under the 1992 Stock Option Plan ("1992 Plan"), in addition to administering the 1992 Plan. The Compensation Committee, which met twice in 1996, had as its members in 1996, Richard L. Osborne, Jon H. Outcalt and Samuel Salem.

  There were a total of four regularly scheduled and special meetings of the Board of Directors in 1996. During 1996, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served. The Board of Directors does not have a nominating committee.

DIRECTOR COMPENSATION

  Outside directors are paid a $6,000 annual retainer plus $600 for each Board of Directors meeting attended, except for Richard L. Osborne, who is compensated for providing consulting services to the Company. Members of the Audit Committee are paid $600 for each meeting attended unless such meeting is held on the same day as a meeting of the Board of Directors.

  On April 29, 1992, the shareholders approved the 1992 Plan, part of which contains provisions for the granting of non-qualified stock options to non-employee directors (the "Directors Plan"). Under the Directors Plan, up to 56,719 shares of Common Stock may be issued, subject to adjustment in the event of certain corporate transactions. Each participant is awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase 500 shares of Common Stock, on the condition that the Company's "Return on Equity" as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Brouse & McDowell performed legal services for Myers in 1996. Karl S. Hay, a director of Myers, is a shareholder of the law firm. The amount of Mr. Hay's interest in such fees cannot practically be determined.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Myers' directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, Inc., and to furnish Myers with copies of all such forms they file. Myers understands from the information provided to it by the Section 16 Filers for 1996 that they have adhered to all filing requirements applicable to the
Section 16 Filers.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning the compensation paid or accrued by Myers, to or on behalf of its chief executive officer and each of the other most highly compensated executive officers of Myers determined as of the end of 1996 (the "Named Executive Officers") and for the fiscal years ended December 31, 1995 and 1994:

                              SUMMARY COMPENSATION

                                                                            LONG-TERM
                                        ANNUAL COMPENSATION                  COMPEN-
                             ------------------------------------------     SATION(1)
                                                                 OTHER      ---------       ALL
                                                                ANNUAL      SECURITIES     OTHER
        NAME AND                                                COMPEN-     UNDERLYING    COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY      BONUS(2)    SATION(3)    OPTIONS/SARS  SATION(4)
-------------------------    -----    --------     --------     -------     ---------     -------
Stephen E. Myers              1996    $235,417     $175,000        -0-        5,000       $4,917
President and Chief           1995     200,000      175,000        -0-          -0-        4,805
Executive Officer             1994     200,000      175,000        -0-        7,425        4,897
Milton I. Wiskind             1996     140,000      122,000        -0-        3,000        4,917
Senior Vice President         1995     140,000      116,000        -0-          -0-        4,805
                              1994     138,750      116,000        -0-        4,950        4,897
Gregory J. Stodnick           1996     125,000      105,000        -0-        3,000        5,217
Vice President-Finance        1995     125,000      100,000        -0-          -0-        5,180
                              1994     123,750      100,000        -0-        4,950        5,272

---------------

(1) None of the Named Executive Officers has any restricted stock holdings. No long-term incentive plan payouts were made in 1996.

(2) Includes amounts earned and accrued in 1996 as bonuses. A bonus is generally awarded after the close of the fiscal year and then paid 50% in the following fiscal year, with the balance paid in 25% increments over the next two years.

(3) Perquisites provided to each of the Named Executive Officers, if any, do not exceed the disclosure thresholds established under Securities and Exchange Commission ("Commission") rules and are not included in this total.

(4) "All Other Compensation" for 1996 includes the following: (i) contributions to the Company's Profit Sharing Plan on behalf of each of the Named Executive Officers, as follows: Mr. Myers, $4,542; Wiskind, $4,542; and Mr. Stodnick, $4,542; (ii) amounts paid by Myers for excess group life insurance, and life insurance, as follows: Mr. Myers, $375; Mr. Wiskind, $375; and Mr. Stodnick, $675; and (iii) amounts paid or accrued by Myers for director fees, as follows: Mr. Myers, $-0-; and Mr. Wiskind, $-0-.

  In 1996, the Board adopted a supplemental compensation plan for Mr. Wiskind in recognition of his outstanding long-term service to Myers. The terms of the plan provide that upon his retirement as an employee of the Company, he will be entitled to receive an amount equal to $75,000 per year for ten years, net of any required withholding taxes. The annual payments will be paid to Mr. Wiskind's designated beneficiary in the event he does not survive the ten-year plan period.

STOCK OPTIONS

  The following table contains information concerning the grant of Stock Options under Myers' 1992 Plan to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                 INDIVIDUAL GRANTS                             REALIZABLE VALUE AT
                        -------------------------------------------------------------------      ASSUMED ANNUAL
                         NUMBER OF         PERCENTAGE OF                                         RATES OF STOCK
                         SECURITIES      TOTAL OPTIONS/SARS                                    PRICE APPRECIATION
                         UNDERLYING          GRANTED TO                                          FOR OPTION TERM
                        OPTIONS/SARS        EMPLOYEES IN        EXERCISE OR     EXPIRATION     -------------------
        NAME             GRANTED(1)         FISCAL YEAR         BASE PRICE         DATE          5%          10%
--------------------    ------------     ------------------     -----------     -----------    -------     -------
Stephen E. Myers            5,000               6.24%             $ 19.55         5/2/01       $15,520     $45,183
Milton I. Wiskind           3,000               3.74%               17.75         5/2/01        14,712      32,510
Gregory J. Stodnick         3,000               3.74%               17.75         5/2/01        14,712      32,510

---------------

(1) The 1992 Plan generally provides for granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively "Stock Options"). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Compensation Committee ("Committee"). The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended ("Code"), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason, all Stock Options granted will be canceled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant has 30 days to exercise any Stock Options; and provided further, that if termination is attributable to a "change in control," any Stock Options previously granted will continue for their term.

OPTION EXERCISES AND HOLDINGS

  The following table contains information concerning the exercise of Stock Options under Myers' 1992 Plan and its 1982 Plan, and information on unexercised Stock Options held as of the end of the fiscal year, by the Named Executive
Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING          VALUE OF
                                                       UNEXERCISED       UNEXERCISED
                                                      OPTIONS/SARS       IN-THE-MONEY
                                                        AT FISCAL         OPTIONS AT
                                                        YEAR-END           YEAR-END
                           SHARES
                          ACQUIRED        VALUE       EXERCISABLE/       EXERCISABLE/
        NAME             ON EXERCISE     REALIZED     UNEXERCISABLE    UNEXERCISABLE(1)
---------------------    -----------     --------     -------------     --------------
Stephen E. Myers            1,512        $  1,671      5,455/6,970      $ 6,620/4,414
Milton I. Wiskind           1,664          17,838      4,780/4,380       13,313/5,726
Gregory J. Stodnick         1,664          14,094      4,780/4,380       13,313/5,726

---------------

(1) Based upon the closing price reported on the American Stock Exchange for the Common Stock of Myers on December 31, 1996.

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of January 31, 1997:

   TITLE OF CLASS           NAME OF OFFICER       NUMBER OF SHARES(1)       PERCENT OF CLASS(2)
---------------------    ---------------------    --------------------     ---------------------
Common Stock             Stephen E. Myers               1,507,388                  8.9%
Common Stock             Milton E. Wiskind                390,424                  2.3%
Common Stock             Gregory J. Stodnick               19,138                   --

---------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Myers, 5,455; Mr. Wiskind, 4,780; and Mr. Stodnick, 4,780.

(2) Unless otherwise listed, none of the listed officers owns more than one percent of the applicable class.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, which is composed entirely of non-employee directors and is responsible for setting and administering the policies which govern both annual compensation and stock option plans for Myers, has furnished the following report on executive compensation.

  The executive compensation program for the Named Executive Officers, which includes the Chief Executive Officer, is administered by the Compensation Committee of the Board of Directors. The Committee's function is to review the performance of the Named Executive

Officers and the performance of the Company in determining the amount and type of compensation to be paid and awarded, including incentive compensation, and to approve the salary adjustments and awards in these areas. In addition, the Committee reviews and recommends plans, programs and benefits relating to executive and key personnel compensation. The Committee's focus is on total compensation which consists primarily of an executive's: (i) base salary, (ii) bonus, (iii) stock options, and (iv) other benefits, such as health and pension benefits, which are available to all employees.

  Although the compensation of the Chief Executive Officer is determined individually, the criteria and process used is the same as that used in determining the compensation of the other Named Executive Officers. Determination of compensation is based upon a number of important factors, including the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income margin and shareholder return.

  With regard to base salaries at the executive officer level, the Committee believes the base salaries set are modest by industry standards and on an historic basis have been infrequently adjusted. The Committee also believes that two of the other components of compensation, the award of bonuses and stock options, provide the Named Executive Officers with a greater incentive to perform and to ensure that the executive's interests are closely tied to those of the Company and its shareholders.

  The amount of bonus awarded to the Chief Executive Officer and the other Named Executive Officers for each year is a function of the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income margin and shareholder return. None of these factors is given a specific weighting; instead they are considered as a whole. In the event the Committee determines to award a bonus, the bonus for any year is generally determined on or before March 1 of the following year and then distributed based on a three-year partial distribution cycle. Fifty percent of the total bonus awarded is paid in the first year and 25 percent in each of the following two years. Any unpaid bonus may be forfeited if the executive officer is not employed by the Company prior to the full distribution of the bonus awarded.

  The shareholder-approved 1992 Plan authorizes grants of options to purchase stock, generally at current market prices, to executive officers and "key employees." Whether options are to be granted and if so, the amounts to be granted, are functions of the Compensation Committee. In the granting of the stock options, in addition to the factors mentioned above, the individual Named Executive Officer's level of responsibility and past contributions to the Company are taken into consideration. In an effort to foster extended employment, such as with the bonus awards, any options awarded vest at 20 percent per year over a five-year period and expire on the sixth anniversary. Any unexercised options are forfeited if the executive leaves the Company's employ voluntarily, or if he is terminated for just cause prior to total vesting.

  The Committee has reviewed the qualifying compensation regulations under Code
Section 162(m) as issued by the Internal Revenue Service which provide that no federal income tax deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base and, therefore, compensation should not be affected by the qualifying compensation regulations.

  The foregoing report has been furnished by the current members of the Compensation Committee, being:

         Richard L. Osborne         Jon H. Outcalt         Samuel Salem

                                 PROPOSAL NO. 2

              APPROVAL OF THE COMPANY'S 1997 INCENTIVE STOCK PLAN

  The Board of Directors has adopted, subject to shareholder approval, the Myers Industries, Inc. 1997 Incentive Stock Plan (the "1997 Stock Plan"). The Board of Directors believes that approval of the 1997 Stock Plan will advance the interests of the Company by providing eligible employees the opportunity to receive equity-based stock awards.

  The Company currently has only 79,954 shares available for grant to employees under the 1992 Plan. The 1992 Plan was approved by the shareholders in 1992.

  A total of 500,000 shares of Common Stock have been reserved for issuance under the 1997 Stock Plan. The number of shares reserved is the amount estimated to meet the Company's requirements for the next five years. The remaining shares under the 1992 Stock Plan will remain available for grant.

  Awards of discretionary and performance employee stock options can be made under the 1997 Stock Plan. The maximum annual grant which could be made to any one individual is limited to one and one-half percent of the total outstanding shares of Common Stock of the Company at the time of grant. No award may be granted under the 1997 Stock Plan after ten years from the date of the 1997 Stock Plan, but awards previously granted but unexercised may extend beyond such date.

  As of January 1, 1997, approximately 183 employees, including executive officers, were eligible to participate in the 1992 Stock Plan. Such individuals will also be eligible to participate in the 1997 Stock Plan if it is approved. It is not currently possible to determine the benefits or amounts which may be received by the future participants of the 1997 Stock Plan.

SUMMARY OF THE 1997 STOCK PLAN

  The following summary description of the 1997 Stock Plan is qualified in its entirety by reference to the full text of the 1997 Stock Plan. Copies of the plan document may be obtained by a shareholder upon written request to the Secretary of the Company.

  Awards to participants may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs") (collectively, "stock options"). The option price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date the option is granted; the option price per share for NQSOs, however, may be set by the Compensation Committee (the "Compensation Committee" or "Committee").

  The exercise period for ISOs cannot be more than ten years from the date of grant, while the exercise period for NQSOs may be set by the Committee. Stock options are not transferable, except by will or the laws of descent and distribution, and they may not be subjected to any lien or liability. If granted at the time of an award, a one-time reload option may also be granted for stock options equal to the number of whole shares used by the participant to exercise the option. The Company may also require a participant to pay or otherwise satisfy applicable withholding for income and employment taxes. The Committee may prescribe additional rules governing the exercise of stock options and may accelerate their exercisability, subject to certain restrictions imposed under the Code.

  In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded to the participant will remain exercisable for the maximum period allowable under the Code, and NQSOs will remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason other than death, disability or retirement, all stock options granted under the 1997 Stock Plan will be canceled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant may be granted 30 days to exercise any stock options; and provided further, that if termination is attributable to a "Change of Control" (as defined in the 1997 Stock Plan), any stock options previously granted will continue for their term, or may immediately vest, as determined by the Committee.

ADMINISTRATION OF THE 1997 STOCK PLAN

  The 1997 Stock Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised solely of persons who qualify both as "outside directors" (within the meaning of Code Section 162(m)) and "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934), except that a person who otherwise may not so qualify may be appointed where a recusal procedure is utilized by the Committee for awards under the Plan. Subject to the terms of the 1997 Stock Plan, the Committee has authority to interpret the 1997 Stock Plan; determine eligibility for the grant of awards; determine, modify or waive the terms and conditions of any award; and otherwise do all things necessary to carry out the purposes of the 1997 Stock Plan.

ELIGIBILITY AND PARTICIPATION

  In general, the Committee will recommend and select the employees for participation in the 1997 Stock Plan. Participants will be among the employees of the Company who are in a position to make a positive contribution to the success of the Company.

PAYMENT AND TAX WITHHOLDING

  The full purchase price of any stock option must be paid upon exercise either in (i) immediately available funds, (ii) shares of Common Stock having an aggregate fair market value equal to the full purchase price, (iii) a combination of (i) and (ii), or (iv) by use of a cashless exercise procedure. The Company's obligation to deliver Common Stock upon the exercise of a stock option is subject to the satisfaction by the participant of all applicable tax withholding requirements. A participant may satisfy such obligation by delivery of shares of Common Stock or by the Company withholding Common Stock issuable upon the exercise.

CHANGES IN CAPITALIZATION; CHANGE OF CONTROL

  In the event the outstanding shares of the Company's Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations, reorganizations, mergers or other changes in corporate structure effected without the receipt of consideration, then appropriate adjustments will be made to the class and/or number of shares under existing option awards and available for subsequent issuance under the 1997 Stock Plan.

  In the event of certain corporate transactions or a Change of Control, all unvested options which have been outstanding under the 1997 Stock Plan will immediately vest in full, except (and to the extent) there are limitations at the time the options are issued under the 1997 Stock Plan which preclude such accelerated vesting in whole or in part. The acceleration of the vesting could have the effect of discouraging a corporate transaction or Change of Control of the Company and in management even though such corporate transaction or Change of Control could be favored by a majority of shareholders. "Change of Control" under the 1997 Stock Plan is basically defined as a change in 30% or more of the beneficial ownership of the Company or a change of a majority of the Board of Directors within a two year period.

VALUATION

  For purposes of valuation under the 1997 Stock Plan, the fair market value of a share of Common Stock, on any relevant date, is the reported closing selling price per share on the American Stock Exchange.

AMENDMENT AND TERMINATION

  The Board of Directors may at any time amend, suspend or terminate the 1997 Stock Plan, in whole or part, provided such action does not adversely affect the rights of participants with respect to outstanding options. No modification to the 1997 Stock Plan may, without shareholder approval, increase the number of shares issuable under the 1997 Stock Plan.

  Unless sooner terminated by Board action, the 1997 Stock Plan will terminate upon the earlier of (i) ten years after the date of the Plan, or (ii) the first date when all the shares of the Company's Common stock available for issuance thereunder have been issued.

PRICE OF COMMON STOCK

  The closing price of the Common Stock on the American Stock Exchange on March 10, 1997, was $16 3/4.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1997 Stock Plan. The summary does not address all federal tax consequences, nor does it cover state or local tax consequences.

  In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a NQSO results in ordinary income (generally subject to withholding, if the participant is an employee) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of Common Stock purchased under a NQSO may result in a capital gain or loss.

  The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability. In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds on to ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. A disposition of ISO Shares, however, by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible by the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

  An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a NQSO. ISOs granted to a participant under the 1997 Stock Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company) are also treated as NQSOs to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

  Under the so-called "golden parachute" provisions of the Code, certain awards vested or paid in connection with a Change of Control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1.0 million limit on deductible compensation under Section 162(m) of the Code, to the extent such limit is applicable to remuneration paid under the 1997 Stock Plan or otherwise.

  No taxable income is recognized by an optionee upon the grant of a NQSO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised NQSO. The deduction will in general be allowed for the taxable year of the Company in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

  If the 1997 Stock Plan is approved by the shareholders, certain benefits to executive officers under the 1997 Stock Plan will be eligible for treatment as "performance-based" compensation under Code Section 162(m). The 1997 Stock Plan is intended to comply with Section 162(m) by allowing awards granted under the 1997 Stock Plan to qualify as performance-based compensation.

  The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISOs or exercises of NQSOs granted with an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation for purposes of Code
Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the shares of the Company Common Stock present in person or represented by proxy at the Annual Meeting, a quorum being present, is required for the approval of the 1997 Stock Plan. A majority of the outstanding shares of Common Stock constitutes a quorum.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
           SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1997 STOCK PLAN.
                             ---

                            PROPOSAL NOS. 3, 4 AND 5

                      PROPOSALS FOR DEFENSIVE STRUCTURING

OVERVIEW OF PROPOSALS

  The Board of Directors has approved amendments to the Company's Articles of Incorporation and Code of Regulations to effectuate certain basic defensive structuring procedures against a possible hostile takeover attempt of the Company (the "Proposed

Amendments"). The Proposed Amendments are similar to those procedures adopted by many public companies and their shareholders, and are not in response to any efforts of which Myers is aware to accumulate Myers stock or to obtain control of Myers.

  The general purposes of the Proposed Amendments are to promote conditions of continuity and stability in Myers' Board, management, business and policies; to ensure that all shareholders are afforded the opportunity at shareholder meetings to discuss fully and consider matters which affect their rights; and to help assure Myers' shareholders fair and equitable treatment in the event a third party were to attempt a hostile takeover of Myers.

  The Proposed Amendments are divided into three proposals of related matters:

          Proposal No. 3 deals with provisions related to the Board of Directors and would (a) provide for a classified board of directors, divided into three classes; (b) give the board of directors the right to set the number of directors; (c) adopt a formal nomination procedure for the election of directors; (d) provide that directors can only be removed for "cause" during their term; and (e) require a two-thirds vote of shareholders to change these amendments and the existing provision for calling a special meeting of the shareholders.

          Proposal No. 4 would increase the vote required by the shareholders in approving certain extra-ordinary corporate transactions, such as mergers, consolidations, majority share acquisitions, and certain amendments to the Articles of Incorporation, from a majority to two-thirds, unless approved by the Board in advance, and then by a majority vote of the shareholders.

          Proposal No. 5 would allow the Company to "opt out" of the Ohio Control Share Acquisition Act. This Act provides that a company must call a special shareholders meeting at such times as a person or entity indicates its intent to acquire a significant amount of the Company's Common Stock. Although this Act has beneficial features with regard to protection from hostile takeovers, since its adoption Ohio has enacted other laws which also provide material protection. The Board believes the costs and procedures related to compliance with this Act probably outweigh its benefits to the Company and its shareholders.

  The Board of Directors has considered the advantages and disadvantages of adopting the Proposed Amendments and has determined that the adoption of each of the Proposed Amendments is in the best interests of the shareholders and Myers. The shareholders, however, may find the Proposed Amendments disadvantageous to the extent that they discourage takeovers in which shareholders might receive for some or all of their shares a price which is higher than the prevailing market price at the time the takeover attempt is made. Further, to the extent that the Proposed Amendments may make it less likely that a hostile takeover attempt opposed by Myers' incumbent Board of Directors will succeed, the effect may be to assist the Board of Directors and management in retaining their existing positions.

  In considering each of the Proposals, you should review the section in this Proxy titled "Existing Anti-Takeover Provisions of Ohio Law and in the Company's Corporate Documents," which appears at the end of the discussion concerning Proposal No. 5. This section provides you with additional information regarding the existing laws and provisions affecting the Company which may be viewed as having an "anti-takeover" effect.

  The following summary descriptions of the Proposed Amendments are not intended to be complete and are qualified in their entirety by reference to the complete text of the Proposed Amendments which are attached to this Proxy Statement as Appendices A and B.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED
       AMENDMENTS WHICH ARE PRESENTED AS PROPOSAL NOS. 3, 4 AND 5 BELOW.

 APPROVAL OF PROPOSAL NOS. 3 AND 5 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS
                     OF A MAJORITY OF MYERS' COMMON STOCK.

   APPROVAL OF PROPOSAL NO. 4 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF
                       TWO-THIRDS OF MYERS' COMMON STOCK.

                                 PROPOSAL NO. 3

             AMENDMENT OF THE CODE OF REGULATIONS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND OTHER RELATED AMENDMENTS

Overview of Proposal No. 3

  Proposal No. 3 consists of a proposal to amend the Code of Regulations to classify the board of directors into three classes of directors serving staggered three-year terms and for certain related amendments to the Code of Regulations. "Related Amendments" to the Code of Regulations would also (a) give the board of directors the authority to determine the number of directors and to fill positions created by an increase in the size of the board of directors; (b) give the board of directors the right to set the number of directors; (c) adopt a formal nomination procedure for the election of directors; (d) provide that directors can only be removed for "cause" during their term; and (e) require a two-thirds vote of shareholders to change these amendments and the provision for calling a special meeting of the shareholders.

  Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of Myers' Common Stock.

Purpose and Effect of Proposal

  The Board of Directors believes that the adoption of the classified board of directors is advantageous to Myers and its shareholders because by providing that directors will serve three-year terms, rather than one-year terms, it enhances the likelihood of continuity and stability in the composition and in the policies of Myers' Board of Directors. The Board of Directors believes that this in turn will permit it to represent more effectively the interests of all shareholders.

  There has been an increasing number of attempts by individuals and entities to acquire significant minority positions in public companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or by achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. An individual or entity often can elect a majority of a company's board of directors through a proxy contest or otherwise even though it does not own a majority of the company's outstanding shares. This Proposed Amendment to the Code of Regulations and the Related Amendments may discourage such purchases because its provisions would operate to delay the purchaser's ability to take control of the board of directors in a relatively short period of time. The delay would occur because under the Proposed Amendment, it will generally take a purchaser at least two Annual Meetings of Shareholders to elect a majority of the board of directors.

  For the same reasons, the adoption of a classified board of directors and the Related Amendments described above may also deter certain mergers, tender offers, or other future takeover attempts which some or even a majority of holders of shares of Myers' capital stock may deem to be in their best interest. In addition, the proposals to amend the Code of Regulations, if adopted, could delay shareholders who do not like the policies of the board of directors from removing a majority of the board of directors for two years unless they can show cause and obtain the requisite vote.

  In addition, if the Proposed Amendments are adopted, early success of a person or entity in an attempt to take control of the board of directors could be thwarted by the incumbent directors through increasing the size of the board of directors and appointing to the new seats persons holding views consistent with the incumbent directors. This prospect could have a significant deterrent effect on attempts by third parties or existing shareholders to seek control of the board of directors.

The Proposed Amendments

  Staggered Board of Directors. The Board of Directors approved a resolution to amend Section 2 of Article II of the Code of Regulations to provide for the division of the board of directors into three approximately equal classes of directors serving staggered three-year terms. The exact number of directors initially will be eight directors, but the number may be varied from time to time, (a) under the current Code of Regulations, by resolution adopted by the shareholders, or (b) under one of the Related Amendments discussed below, by resolution adopted by the board of directors.

  Under the Proposed Amendment, one-third of the board of directors would be elected each year. Initially, however, members of all three classes will be elected at the Annual Meeting. If the Proposed Amendment is adopted, the slate of eight directors proposed for election at the Annual Meeting would be proposed to be elected for three separate classes as follows: two directors (Class I) would be elected for a term expiring at the 1998 Annual Meeting; three directors (Class II) would be elected for a term expiring at the 1999 Annual Meeting; and three directors (Class III) would be elected for a term expiring at the 2000 Annual Meeting.

  At each annual meeting after the 1997 Annual Meeting, directors would be elected to succeed those whose terms expire, with each newly elected director to serve for a three-year term. (See Appendix B for the exact Regulation, as amended.)

  Authority to Set Number of Directors. Article II, Section 2 of the Code of Regulations currently provides that the number of directors shall be determined from time to time by the vote of a majority of the shareholders present in person or by proxy at a meeting called for that purpose at which a quorum is present. This is consistent with the rule under Ohio law when no provision is made in the Articles or Code of Regulations.

  Under the Proposed Amendment, the directors would have the sole authority to set the number of directors. The purpose of the proposed amendment is to prevent a potential acquiror from accomplishing an increase in the size of the board and electing thereto persons likely to vote for a change of control.

  The Proposed Amendment may have the effect of preventing or discouraging a third party from attempting to disturb the stability and continuity of the board of directors or attempting to increase the size of the board so as to defeat the purpose of the classified board. In addition, the proposed amendment would give the majority of directors the authority to increase the size of the board and, through its authority to fill vacancies, to elect persons who have views similar to their own to fill any added seats, thereby enabling them to maintain control of the board of directors until a shareholders' meeting is called. (See Appendix B for the Regulation, as amended).

  Procedure for Director Nominations. Neither the Articles nor the Code of Regulations currently contains provisions prescribing a procedure governing nomination by shareholders of persons to be elected as directors, except that only persons nominated as candidates shall be eligible for election as directors.

  One of the Related Amendments would create the following requirements for shareholders nominating a person for election as director. Shareholders who intend to nominate a director for election would be required to deliver written notice to the Secretary of Myers no later than (a) with respect to an election to be held at an Annual Meeting of Shareholders for the election of directors, 90 days in advance of such meeting, and (b) with respect to an election to be held at a Special Meeting of Shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

  The notice from the shareholder must set forth information concerning the shareholder and the nominee, including their names and addresses, a representation that the shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as is required to be included in a proxy statement, and the consent of each nominee to serve as a director of Myers if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. (See Appendix B for the exact Regulation, as amended.)

  By regulating shareholder nominations at any meeting of shareholders, the advance notice requirement affords the board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, inform shareholders about such qualifications. Although the amendment does not give the board any power to approve or disapprove shareholder nominations for election of directors, it may have the effect of discouraging or deterring a dissident shareholder from conducting a solicitation of proxies to elect his own slate of directors, without regard to whether this might be harmful or beneficial to Myers and its shareholders.

  Restrictions on Removal of Directors. Under existing law, if no provision to the contrary is contained in the Articles or the Code of Regulations, a director may be removed from office, with or without cause, upon the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed. Currently, neither the Articles nor the Code of Regulations addresses the removal of directors. Another Related Amendment would change this by prohibiting the removal of a director during the term for which he was elected except for cause, and then only upon the vote of holders of two-thirds of the shares of stock outstanding and entitled to vote for directors generally. (See Appendix B for the exact Regulation, as amended.)

  The purpose of this Related Amendment is to prevent a hostile acquiror from gaining control of the board of directors by effecting the removal of directors previously elected by the shareholders who are antagonistic to the hostile acquiror's plans.

  Increase in Vote Necessary to Modify or Repeal Certain Amendments. Under the current Code of Regulations, the holders of a majority of the voting power of the Company may amend or repeal any provision of the Code of Regulations. Another Related Amendment is to provide, in effect, that the specific provisions in the Code of Regulations which are being amended by this Proposal No. 3, in Proposal No. 5, and in Section 2, Article I (Special Meetings of the Shareholder), could not be amended or rescinded without a vote of two-thirds of the outstanding voting shares of Myers. The vote required for amendment or rescission of any other provision of the Code of Regulations would be unaffected. (See Appendix B for the Regulation, as amended.)

  The purpose of this Related Amendment is to ensure that the effect of the other amendments considered in this Proposal No. 3, as well as the amendment in Proposal No. 5, and the existing Code of Regulations provision governing who may call a special meeting of shareholders, would not be circumvented by a simple majority of the shareholders.

                                 PROPOSAL NO. 4

        SUPER-MAJORITY VOTE OF THE SHAREHOLDERS FOR APPROVAL OF CERTAIN EXTRAORDINARY CORPORATE TRANSACTIONS AND CERTAIN AMENDMENTS TO THE ARTICLES

Overview of Proposal No. 4

  The Board of Directors has approved a resolution to amend Article VII of the Articles. In general, the proposed amendment would: increase from a majority to two-thirds the vote of shareholders necessary to approve certain mergers, consolidations, combinations and control share acquisitions, unless the transaction was approved by a vote of at least 75% of the Board of Directors, then by only a majority vote of the shareholders; and would decrease to a majority the proportion of shareholders necessary to approve all other events for which Ohio law otherwise would require a proportion greater than a majority.

  Ohio law provides that a proportion greater than a majority--typically two-thirds--is required for the approval of certain extraordinary corporate events, such as an amendment to the Articles of Incorporation, the approval of a merger or other combination, the sale of substantially all the assets of the corporation, or the dissolution of the corporation. An Ohio corporation may, however, provide that some or all of those extraordinary events be approved by a proportion less than two-thirds (but not less than a majority).

  Currently, Myers' Articles of Incorporation provide that a "merger, consolidation, combination or majority share acquisition" (as those terms are defined under Ohio law) may be approved by holders of a majority of the voting power of the Company or of any class or classes entitled to vote on such event. Because not specifically addressed in the Articles, all other matters for which Ohio law requires a voting proportion greater than a majority, require that greater proportion for passage.

The Proposed Amendment

  Under this Proposed Amendment, approval of: a consolidation; a merger in which the Company is not a surviving corporation; a combination or majority share acquisition in which the Company is not an acquiring corporation; or, an amendment or repeal of this Proposed Amendment, would require the vote of holders of shares entitling them to exercise two-thirds of the voting power of the Company or of any required class or classes of shares, unless the board of directors, by resolution approved by seventy-five percent (75%) of its total membership, has proposed the measure or has recommended adoption or approval of the measure. All other matters for which Ohio law requires a greater proportion than a majority would be approved upon the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of any required class or classes of shares, except for the events listed above. (See Appendix A for the exact Article, as amended.)

Purpose and Effect of Proposed Amendment

  The purpose of this Proposed Amendment is to ensure that final decisions by the shareholders on matters affecting the future independence of Myers more closely reflect the views of all the shareholders, by requiring the approval of two-thirds of the shareholders, instead of the current majority, for extraordinary transactions where the result would be that Myers is no longer an independent company. To ensure that the effect of this Proposed Amendment would not be circumvented by a simple majority of the shareholders, the Proposed Amendment also provides that it cannot be repealed or modified except upon the approval of two-thirds of the shareholders.

  One possible effect of this Proposed Amendment is that an incumbent board of directors could be deemed to have a veto over mergers and similar transactions even though the transaction is desired by a majority of the shareholders. This could also be deemed to be assisting management in retaining their present positions. Another effect is that the holders of a minority of the total shares outstanding and entitled to vote could be deemed to have a veto over a transaction which management, a majority of the Directors and a majority of the shareholders may believe is desirable. As of February 14, 1997, an aggregate of 28.4% of the outstanding voting securities of Myers is owned by management, the Board of Directors and principal shareholders of Myers.

                                 PROPOSAL NO. 5

                  PROPOSAL FOR THE COMPANY TO "OPT OUT" OF THE
                     OHIO CONTROL SHARE ACQUISITION STATUTE

Overview of Proposal No. 5

  The Board of Directors has approved a resolution to amend the Code of Regulations of the Company which, if adopted, would make an Ohio anti-takeover statute, referred to herein as the "Control Share Acquisition Act," inapplicable to the Company.

  Adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding common shares of the Company.

Reasons for the Proposed Amendment

  The Board of Directors believes that the reasons given for adoption of the Control Share Acquisition Act are not as compelling today as they were when the law was passed in 1982. Since 1982, there have been significant developments in Ohio and federal law, which provide substantial additional protection to shareholders when faced with a hostile tender offer or when large blocks of a corporation's shares are purchased. In addition, the Board believes there are circumstances under which compliance with the Control Share Acquisition Statute may be unnecessarily costly to the Company, have a chilling effect on the willingness of third parties to buy shares of the Company, may deprive shareholders of the right to sell their shares or may adversely impact the Board's ability to act in what it believes is the best interests of shareholders in hostile takeover attempts.

  The Board of Directors believes that opting-out of the Control Share Acquisition Act is advantageous to Myers and its shareholders for the following reasons:

  Developments in Ohio Corporate and Securities Law and Federal Securities Laws. Since the adoption of the Control Share Acquisition Act, there have been material additions to Ohio corporate and securities laws that provide significant protective measures against hostile takeovers.

  In 1990, Ohio enacted the Ohio Interested Shareholder Transaction Statute (the "Merger Moratorium Statute"), which severely limits a purchaser of 10% or more of the shares of an Ohio corporation from engaging in transactions with the corporation. Unless the purchaser first obtains approval of the board of directors of the corporation of his acquisition, he is precluded from taking certain actions for three years.

  In 1986, Ohio corporate law was amended to confirm the authority of Ohio corporations to adopt certain protective plans which are commonly called "shareholder rights plans." These plans can have the effect of strengthening the bargaining power of a board of directors in a hostile change of control contest. The Board of Directors, however, does not presently anticipate adopting such a plan.

  Subsequent to 1982, the provisions of the Ohio Securities Act regulating "control bids" have been administered by the Ohio Division of Securities in such a manner that they are presently held to be enforceable and not preempted by federal law, or invalid under the Constitution of the United States.

  Since 1982, there have been amendments to rules and regulations promulgated under the Securities Exchange Act of 1934 (the "1934 Act") or changes in the interpretation of such rules and regulations which lessen the "coercive" effect of tender offers. These changes relate to the length of the tender offer period, all holders and best price rule, withdrawal of tender offers, required disclosures and timeliness of disclosures.

  Untimely and Costly Special Meetings of Shareholders and Litigation. Under the Control Share Acquisition Act, the board of directors of a corporation is required to convene a special meeting of shareholders of the corporation if any person, even a person who does not own any shares of the corporation, sends an "acquiring party statement" to the corporation. The statement must indicate, among other things, that within the next 360 days such person may effect a control share acquisition and represents to the corporation that he has the financial capability to effect a control share acquisition.

  Under the statute, the meeting to vote on the control share acquisition is required to be held within 50 days of the corporation's receipt of the acquiring party statement. Since Myers is subject to the proxy rules promulgated under the 1934 Act, Myers would be required immediately to convene a meeting of its Board of Directors to determine the Company's position with respect to the proposed control share acquisition, to authorize and approve appropriate proxy materials for the special meeting, and generally to take all action necessary and appropriate to convene a special meeting of shareholders of a public company. The procedures to comply with the Control Share Acquisition Act's special meeting and proxy counting requirements are extremely complex, uncertain as to application and must be completed within an extremely short period of time.

  Not only would this be costly to Myers, but the uncertainty of the outcome of the vote on the control share acquisition could adversely affect trading in Myers' securities or could adversely impact or delay pending corporate transactions, such as public or private equity or debt financings, proposed acquisitions or sales, or other major transaction.

  The Ohio public corporations which have been subject to these types of hostile attempts have also been simultaneously subjected to significant and costly lawsuits regarding the applicability and constitutionality of the Control Share Acquisition Act. The costs and time which a corporation must devote to defending against such lawsuits, and in preparing for and holding the required special meetings, are significant.

  Possible Adverse Impact in a Change of Control Contest. On its face, the Control Share Acquisition Act appears protective of the interests of shareholders in that it allows the holders of shares which are not interested shares to determine the outcome of a change of control contest. In many situations, however, the Board of Directors believes that the uncertainty and delay caused by the requirements of the statute could hamper the ability of the Board to induce other parties to present competing offers.

  In addition, a situation could develop where if the first person to propose a control share acquisition owns a substantial percentage of the Company's shares, e.g. 19%, such a person could be in a position to have a veto power over any subsequent and competing control share acquisition. This results from the fact that such a 19% holder would be the holder of a substantial portion of the shares which would be treated as "disinterested" shares when voting on a competing control share acquisition since many of the Company's outstanding shares are likely to be treated as interested shares.

  Unnecessary Restriction on the Right of a Shareholder to Sell or Buy
Shares. As noted below, no shareholder is permitted, without the approval of the holders of interested shares, to sell his shares to any person who as a result of such purchase would first attain ownership of 20%, 33% or a majority of the outstanding shares of the Company. The Board believes, as discussed below, that such a restriction on a shareholder's right to sell shares, or another person's right to buy shares, is unnecessary in view of the other protections afforded shareholders by Ohio corporate and federal law.

Background on the Ohio Control Share Acquisition Act

  In November 1982, the Ohio General Corporation Law was amended to include the "Control Share Acquisition Act," which requires that "control share acquisitions" be approved by shareholders. In adopting the statute, the General Assembly of Ohio found that Ohio corporate law did not adequately protect the interests of shareholders of Ohio corporations when confronted with "non-traditional" changes of control of a corporation, such as changes of control effected by tender offers or accumulations of significant blocks of shares in the public markets or private transactions.

  The Ohio Control Share Acquisition Act gives shareholders who are not holders of "interested shares" a veto power over certain acquisitions of shares of an Ohio corporation. The Control Share Acquisition Act automatically applies to all corporations incorporated in Ohio and having certain jurisdictional contacts with Ohio, unless the shareholders vote to "opt out" of the statute.

Summary of Control Share Acquisition Act Procedures

  Under the Control Share Acquisition Act, a "control share acquisition" is a direct or indirect acquisition by any person or entity of such number of voting shares of a corporation which, when added to those shares which the person or entity already owns or with respect to which the person or entity may exercise or direct the exercise of the voting power, would give the person or entity voting power within any of the following ranges: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power.

  A person or entity who proposes to make a control share acquisition must provide notice of the proposal to the corporation in accordance with specific requirements. The board of directors must then call a special meeting of the shareholders within 50 days for the purpose of voting on the proposed control share acquisition. A quorum for this meeting is achieved only if there is present at the meeting, in person or by proxy, a majority of the voting power of the corporation in the election of directors, and a majority of the portion of such voting power excluding the voting power of "interested shares."

  "Interested shares" are those shares of the corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors: (a) the acquiring person;
(b) any officer of the corporation elected or appointed by the directors of the corporation; or (c) any employee of the corporation who is also a director of the corporation. "Interested shares" include any shares of the corporation acquired, directly or indirectly, by any person from the holder or holders thereof for a valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the corporation or any proposed merger, consolidation, or other transaction that would result in a change in control of the corporation or in the sale of all or substantially all of its assets, and ending on the date of any special meeting of the corporation's shareholders held thereafter for the purpose of voting on a control share acquisition proposed by an acquiring person if either of the following applies: (y) the aggregate consideration paid or given by the person who acquired the shares, and any other persons acting in concert with him, for all such shares exceeds $250,000, or (z) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with him, exceeds one-half of one percent of the outstanding shares entitled to vote in the election of directors.

  A proposed control share acquisition may be consummated only if approved at the meeting by both of the following groups: (1) holders of a majority of the voting power of the corporation in the election of directors represented at the meeting by person or by proxy, and (2) holders of a majority of the portion of such voting power excluding the voting power of interested shares. A proposed control share acquisition which receives approval in the manner described must be consummated, in accordance with the terms so authorized, no later than 360 days following shareholder authorization of the control share acquisition.

Existing Anti-Takeover Provisions of Ohio Law and in the Company's Corporate Documents

  As mentioned above, the Ohio Merger Moratorium Statute and the control bid provisions of the Ohio Securities Act may discourage or impede a change of control of the Company.

  Merger Moratorium Law. Under the Merger Moratorium Statute, a corporation is prohibited from entering into a "Chapter 1704 transaction" with the direct or indirect beneficial owner of 10% or more of the shares of such corporation (a "10% shareholder") for at least three years after the shareholder attains his 10% ownership unless the board of directors of the corporation approves, before the shareholder attains his 10% ownership, either the transaction or the purchase of shares resulting in his 10% ownership. A "Chapter 1704 transaction" is broadly defined to include, among other things, a merger or consolidation involving the corporation and the 10% shareholder, a sale or purchase of substantial assets between the corporation and the 10% shareholder, a reclassification, recapitalization, or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder and the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders.

  Even after the three-year period, Ohio law restricts these transactions between the corporation and the 10% shareholder. At that time, such a transaction may proceed only if (a) the board of directors of the corporation had approved the purchase of shares that gave the shareholder his 10% ownership,
(b) the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the corporation's articles of incorporation), including at least a majority of the outstanding shares after excluding shares held or controlled by the 10% shareholder, or (c) the business combination results in shareholders, other than the 10% shareholder, receiving a prescribed fair price plus interest for their shares.

  Control Bid Provisions of the Ohio Securities Act. Ohio law further requires that any offeror making a control bid for any securities of a "subject company" pursuant to a tender offer must file information specified in the Ohio Securities Act with the Ohio Division of Securities when the bid commences. The Ohio Division of Securities must then decide, within three calendar days, whether it will suspend the bid under the statute. If it does so, it must initiate hearings on the suspension within 10 calendar days of the suspension date and make a determination, within 16 calendar days of the suspension date, of whether to maintain the suspension. For this purpose, a "control bid" is the purchase of, or an offer to purchase, any equity security of a subject company from a resident of Ohio that would, in general, result in the offeror acquiring 10% or more of the outstanding shares of such company. A "subject company" includes any company with both (a) its principal place of business or principal executive office in Ohio or assets located in Ohio with a fair market value of at least $1,000,000 and (b) more than 10% of its record or beneficial equity security holders are resident in Ohio, more than 10% of its equity securities owned of record or beneficially by Ohio residents, or more than 1,000 of its record or beneficial equity security holders resident in Ohio.

  Authorized Common and Preferred Stock. Article IV of the Articles provides some protection against attempts by persons or entities to take control of Myers. This Article provides for authorized Common Stock of 30,000,000 shares and authorized voting Serial Preferred Stock of 1,000,000 shares. As of January 31, 1997, there are 10,399,272 shares of the Common Stock unissued and not reserved for issuance, and there are 1,000,000 shares of the Serial Preferred Stock unissued and not reserved for issuance. Under Ohio law, shareholder approval is unnecessary for the issuance of additional authorized shares of Common Stock unless the issuance would result in one person or entity owning, directly or indirectly, 20% or more of the outstanding stock or unless an acquisition is involved which would result in 20% or greater increase in the outstanding shares. The Articles provide that Serial Preferred Stock may be issued in one or more series and expressly vest the board of directors with authority to determine the designated preferences and certain other rights of each series. Although the Board of Directors has no present intent of doing so, shares of Common Stock or Serial Preferred Stock could be issued to a party who would vote against a particular transaction. The issuance of such additional shares could increase the absolute cost of a business combination and thereby discourage a potential buyer.

  No Cumulative Voting. Article IX of the Articles eliminates the right of shareholders to vote cumulatively in the election of directors. The inability to vote cumulatively increases the difficulty of minority shareholders to obtain even proportional representation on the board of directors. This provision was approved by the shareholders at the Annual meeting in 1987.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED
                                                ---
            AMENDMENTS PRESENTED AS PROPOSAL NOS. 3, 4 AND 5 ABOVE.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Myers' Common Stock against the cumulative return of the S&P 500 Index and a Peer Group for the period of five fiscal years commencing January 1, 1991 and ended December 31, 1996.(1)

      Measurement Period             Myers
    (Fiscal Year Covered)         Industries        S&P 500       Peer Group(2)
1991                                    100.00          100.00          100.00
1992                                    186.13          107.62           96.71
1993                                    210.88          118.46          112.50
1994                                    162.00          120.03          101.12
1995                                    210.66          165.13          104.84
1996                                    219.45          203.05          102.54

(1) Assumes that the value of the investment in Myers Common Stock, each Index and the Peer Group was $100 on December 31, 1990 and that all dividends were reinvested.

(2) The Peer Group consists of the following public companies: Bandag, Incorporated, Bearings, Inc., Echlin Inc., General Housewares Corp., Rubbermaid Incorporated, Selfix, Inc., Snap-On Tools Corporation and The Standard Products Company. The Peer Group was selected in good faith on a line-of-business basis and the returns of each component issuer of the group is weighted using the beginning of period market capitalization as required by the Commission. As of April, 1996, Premier Industrial Corporation was acquired and as such is no longer included in the Peer Group.

                             PRINCIPAL SHAREHOLDERS

  The following table describes the beneficial ownership of Common Stock of each person who was known by Myers to be the beneficial owner of more than five percent of the total shares issued and outstanding on February 1, 1997. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

   NAME AND ADDRESS        SHARES AND NATURE OF
  OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP     % OF CLASS
-----------------------    --------------------     ----------
Stephen E. Myers(1)              1,507,388              8.9%
1293 South Main Street
Akron, Ohio 44301
Mary S. Myers(2)                 2,708,461             16.1%
1293 South Main Street
Akron, Ohio 44301

---------------

(1) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 176,195 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed beneficially to own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 7.9%. Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,600 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 8.8%.

(2) Mary S. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 176,195 shares of Common Stock. By virtue of her position as trustee of the Foundation, Mrs. Myers is deemed beneficially to own such shares which, when excluded from the information above, decreases the percentage of shares held by her to 15.0%.

                                 PROPOSAL NO.6

              RATIFICATION OF APPROVAL OF APPOINTMENT OF AUDITORS

  Arthur Andersen LLP, independent certified public accountants, have been approved by management of the Company to examine the books and accounts of the Company for the year 1997. They have served as the Company's independent auditors since 1966. Management recommends that the shareholders ratify the approval of this appointment. Ratification of this approval requires the vote of a majority of those shares present at the meeting. A representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires, and it is expected that he will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of Myers for its next Annual Meeting of Shareholders to be held in 1998 may be made only by a qualified shareholder and must be received by Myers no later than November 11, 1997.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  Management of Myers has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

                                              MILTON I. WISKIND,
                                              Secretary
Akron, Ohio
March 21, 1997

                                                                      APPENDIX A

                           PROPOSED AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

  RESOLVED, that the Amended and Restated Articles of Incorporation be amended by deleting ARTICLE VII and replacing the same with the following:

                                  ARTICLE VII
                                  VOTING POWER

  1. Except as provided in Section 2 of this Article VII, notwithstanding any provision of the laws of the State of Ohio now or hereafter in force requiring for approval of any proposal the affirmative vote of the holders of shares entitling them to exercise a proportion greater than a majority of the voting power of the corporation or of any class or classes of shares thereof, any such proposal may be approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

  2. Adoption or approval of any of the measures listed in items (a) through (d) shall require the affirmative vote of the holders of shares entitling them to exercise two-thirds (2/3) of the voting power of the corporation and of each class entitled to vote as a class on the measure, unless the Board of Directors, by resolution approved by seventy-five percent (75%) of the total membership of the Board of Directors, has proposed the measure or has recommended adoption or approval of the measure:

          (a) A consolidation;

          (b) A merger in which the corporation is not a surviving corporation;

          (c) A combination or majority share acquisition in which the corporation is not an acquiring corporation;

          (d) An amendment or repeal of this Article VII.

  3. For the purposes of this Article VII, the following terms shall have the meanings given them by General Corporation Laws of the State of Ohio: merger, consolidation, combination, majority share acquisition, surviving corporation and acquiring corporation.

                                                                      APPENDIX B

                           PROPOSED AMENDMENT TO THE
                              CODE OF REGULATIONS

  RESOLVED, that the Amended and Restated Code of Regulations be amended by deleting Section 2 of Article II, and replacing the same with the following:

  SECTION 2 -- NUMBER OF; CLASSES; QUALIFICATIONS:

  The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by resolution adopted by the Board of Directors. No reduction in the number of the directors shall of itself have the effect of shortening the term of an incumbent director. A director need not be a shareholder of the Corporation.

  The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the Annual Meeting of Shareholders in 1997, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each Annual Meeting of Shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting after such election and until their successors are elected and qualified. When the number of directors is changed, the newly established directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.
                            ------------------------

  RESOLVED, that the Amended and Restated Code of Regulations be amended by deleting Section 3 of Article II, and replacing the same with the following:

  SECTION 3 -- NOMINATION AND ELECTION OF DIRECTORS:

  The directors shall be elected at each Annual Meeting of Shareholders or at a Special Meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates (as provided below) shall be eligible for election as directors. The candidates receiving the greatest number of votes shall be elected.

  Nominations for the election of directors may be made by the Board of Directors. Nomination for the election of directors may be made by any shareholder entitled to vote in the election of directors, but only if written notice of such shareholder's intent to make such nomination or nominations has been given by the shareholder to, either by personal delivery or by United States mail, postage prepaid, and received by the Secretary of the Corporation, not later than (a) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of the date established by the Code of Regulations for the holding of such meeting, and (b) with respect to an election to be held at a Special Meeting of Shareholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (v) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (w) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote a such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (x) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (y) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (z) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
                            ------------------------

  RESOLVED, that the Amended and Restated Code of Regulations be amended by deleting Section 4 of Article II, and replacing the same with the following:

  SECTION 4 -- TERM OF OFFICE; VACANCIES:

  A director shall hold office until the Annual Meeting of Shareholders at which his term expires and until his successor is elected, or until his earlier resignation, removal from office or death. No director may be removed, by shareholders or otherwise, during the term of office for which he was elected, except for good cause, and if removed by shareholders for good cause, only by a vote of holders of two-thirds (2/3) of the shares of capital stock outstanding and entitled to vote for directors generally. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in writing to that effect delivered to the Secretary. A resignation will take effect immediately or at such other time as the director may specify in the notice.

  The directors then in office, though less than a majority of the whole authorized number of directors, may by the vote of a majority of their number fill any vacancy in the Board of Directors created for any reason, including, without limitation, by an increase in the number of authorized directors.

                            ------------------------

  RESOLVED, that the Amended and Restated Code of Regulations be amended by deleting Article X, and replacing the same with the following:

  This Amended and Restated Code of Regulations may be amended, or a new Code of Regulations may be adopted, by the shareholders at a meeting held for such purpose by an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal, or without a meeting by written consent of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal; provided, however, that Article I, Section 2; Article II, Section 2; Article II, Section 3; Article II, Section 4; Article XI; and this Article X may not be amended, rescinded or otherwise modified except upon the affirmative vote of the holders of shares entitling them to exercise two-thirds (2/3) of the voting power of the Company on such proposal at a meeting of shareholders held for such purpose, and in no event by written consent.

                            ------------------------

  RESOLVED, that the Amended and Restated Code of Regulations be amended by adding the following new ARTICLE XI:

  The provisions of Section 1701.831 of the Ohio Revised Code, as amended, requiring shareholder approval of control share acquisitions, as defined in
Section 1701.01(Z) of such
Code, as amended, shall not be applicable to the Company.

                                     PROXY
MYERS INDUSTRIES, INC.                       SOLICITED BY THE BOARD OF DIRECTORS

MILTON I. WISKIND and GREGORY J. STODNICK, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in MYERS INDUSTRIES, INC. ("Company") at the Annual Meeting of Shareholders of said Company to be held on April 24, 1997, and any adjournment(s) thereof with respect to the following matters:

1. ELECTION OF EIGHT DIRECTORS.
   [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for the
       (except as marked to the             proposal to set the number or all
       contrary below)                      nominees listed below

    Karl S. Hay, Richard P. Johnston, Stephen E. Myers, Richard L. Osborne,
       Jon H. Outcalt, Samuel Salem, Edwin P. Schrank, Milton I. Wiskind

 (INSTRUCTION: To withhold authority to vote for the proposal to set the number or any individual nominee write the proposal and/or that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. To approve the Myers Industries, Inc. 1997 Incentive Stock Plan.
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. To approve a proposal to amend Myers' Code of Regulations to: (i) provide for a classified board of directors; (ii) give the board of directors the authority to determine the number of directors; (iii) adopt a formal nomination procedure for the election of directors; (iv) provide that directors can only be removed for "cause" during their term; and (v) require a two-thirds vote of shareholders to change these amendments and the provision for calling a special meeting of the shareholders.
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

4. To approve a proposal to amend Myers' Articles of Incorporation to require a vote by two-thirds of the shareholders to approve certain extra-ordinary corporate transactions, such as mergers, consolidations and majority share acquisitions, unless approved by the directors and then by a majority vote of the shareholders, and certain related amendments to the Articles of Incorporation.
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

                                    (Continued and to be signed on reverse side)

================================================================================

(Continued from other side)

5. To approve a proposal to amend Myers' Code of Regulations to make the Ohio Control Share Acquisition Act inapplicable to Myers.
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

6. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors for the company for the year 1997.
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

7. Such other business as properly may come before said meeting and any adjournment(s) thereof, all in accordance with the notice of this meeting and the accompanying Proxy Statement, receipt of which is acknowledged.

THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND FOR THE DIRECTORS NOMINATED BY MANAGEMENT UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Please date, sign exactly as stenciled, and return promptly in the enclosed envelope.

                                                 -------------------------------

                                                 -------------------------------

                                                 DATED: __________________, 1997